UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 7, 2007 (May 1, 2007)

SUNOCO LOGISTICS PARTNERS L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-31219	23-3096839
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

Ten Penn Center, 1801 Market Street, Philadelphia, PA	19103-1699
(Address of principal executive offices)	(Zip Code)

(215) 977-3000

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On May 1, 2007, Sunoco Partners Marketing & Terminals L.P. (“SPMT”), a wholly owned subsidiary of Sunoco Logistics Partners L.P. (“SXL”), executed a products terminal services agreement (the “Agreement”) with Sunoco, Inc. (R&M) (“Sun R&M”), a wholly owned subsidiary of Sunoco, Inc. (“Sunoco”). The Agreement replaces a terminaling agreement with Sun R&M that expired February 28, 2007. Sun R&M and certain of its affiliates own SXL’s general partner and certain limited partnership interests in SXL.

Pursuant to the Agreement, SPMT will provide storage, throughput and delivery services for Sun R&M’s refined petroleum products at 31 domestic U. S. terminals owned and operated by SPMT, together with certain additional services, including, but not limited to, blending and additive services. The Agreement has a term of five years, commencing March 1, 2007, and contains customary terms and conditions for agreements of this type.

A copy of the Agreement will be filed as an exhibit to SXL’s Quarterly Report on SEC Form 10-Q for the quarter ending June 30, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNOCO LOGISTICS PARTNERS LP.

By:	Sunoco Partners LLC,
its General Partner

By:	/s/ DANIEL D. LEWIS
Daniel D. Lewis
Comptroller

Date: May 7, 2007